Exhibit 99.2

CONTACTS

Dan Schlanger, CFO

Kris Hinson, VP & Treasurer

Crown Castle Inc.

713-570-3050

Crown Castle Announces

Pricing of Senior Notes Offering

December 4, 2023—HOUSTON, TEXAS—Crown Castle Inc. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of 5.600% Senior Notes due 2029 and 5.800% Senior Notes due 2034 in aggregate principal amounts of $750 million and $750 million, respectively. The Senior Notes due 2029 will have an interest rate of 5.600% per annum and will be issued at a price equal to 99.661% of their face value to yield 5.673%. The Senior Notes due 2034 will have an interest rate of 5.800% per annum and will be issued at a price equal to 99.835% of their face value to yield 5.823%.

The net proceeds from the offering are expected to be approximately $1.480 billion, after deducting the underwriting discount and other estimated offering expenses payable by Crown Castle. Crown Castle intends to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under its commercial paper program and pay related fees and expenses.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. are the joint book-running managers of the offering.

The offering is being made pursuant to Crown Castle’s existing effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the net proceeds therefrom and the use of such proceeds. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 85,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Collect: 1-212-834-4533	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Toll Free: 1-800-831-9146

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020 Toll Free: 1-866-271-7403	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172 Toll Free: 1-888-868-6856

TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, New York 10017 Toll Free: 1-855-495-9846	U.S. Bancorp Investments, Inc. 214 N. Tryon St., 26th Floor Charlotte, North Carolina 28202 Phone: 1-877-558-2607